Exhibit 99.1

LMP Announces the Acquisition and Closing of a Majority Interest in LTO Holdings, LLC in a Cash and Stock Deal Through LMP’s Wholly-Owned Subsidiary, LMP Finance, LLC

March 9, 2021

FORT LAUDERDALE, FL / GLOBE NEWSWIRE / March 9, 2021/ LMP Automotive Holdings, Inc. (NASDAQ: LMPX), an e-commerce and facilities-based automotive retailer in the United States, today announced the acquisition and closing of a majority interest in LTO Holdings, LLC (“LTO”) in a cash and stock deal through LMP’s wholly-owned subsidiary, LMP Finance, LLC.

○	Expands LMP’s e-commerce sales and subscription-leasing programs and fulfillment in the Northeast market, one of the nation’s most desirable markets

○	Adds profitable and cost-efficient reconditioning and collision center in region

○	Expands the company’s logistics and fulfillment footprint and free delivery radius

○	Strong, stable margins and immediately accretive to earnings

○	LMP will acquire a 51% interest in LTO in exchange for a contribution of $225,000 as working capital to LTO and $225,000 in cash to the selling stakeholders, along with 16,892 shares of LMP’s unregistered common stock with a floor price $37 and a true-up after the lapse of Rule 144 holding period

Sam Tawfik, LMP’s Chairman and Chief Executive Officer, stated “We look forward to working with LTO’s seasoned, forward-thinking and trend-setting management team. We have already integrated our cloud-based shared network environment with LTO’s existing network environment. This enables LTO and LMP to have access to each other’s inventory, in addition to benefitting from both our backend and consumer facing e-commerce technology and applications. We continue to see extraordinary demand for our subscriptions and flexible leasing offerings, which we expect will continue to grow substantially in the coming years.”

Mr. Tawfik concluded “This partnership expands our inventory on our proprietary e-commerce platform as well as our sales and fulfillment footprint in one of the fastest growing regions in the United States. Importantly, we will also have a more cost-efficient e-commerce fulfillment, reconditioning, and service capacity network. This also increases our vehicle storage capacity by approximately 350 units, which enables us to expand our sales. Our e-commerce systems are already synchronized with LTO’s inventory and we intend to significantly expand moving forward.”

ABOUT LMP AUTOMOTIVE HOLDINGS, INC.

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) is a growth company with a long-term plan to profitably consolidate and partner with automotive dealership groups in the United States. We offer a wide array of products and services fulfilling the entire vehicle ownership lifecycle, including new and used vehicles, finance and insurance products and automotive repair and maintenance.

Our proprietary e-commerce technology and strategy are designed to disrupt the industry by leveraging our experienced teams, growing selection of owned inventories and physical logistics network. We seek to provide customers with a seamless experience both online and in person. Our physical logistics network enables us to provide convenient free delivery points for customers and provide services throughout the entire ownership life cycle. We use digital technologies to lower our customer acquisition costs, achieve operational efficiencies and generate additional revenues. Our unique growth model generates significant cash flows, which funds our innovation and expansion into new geographical markets, along with strategically building out dealership networks, creating personal transportation solutions that consumers desire.

Investor Relations:

LMP Automotive Holdings, Inc.

500 East Broward Boulevard, Suite 1900

Fort Lauderdale, FL 33394

investors@lmpah.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.